UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 29, 2015, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) approved a revised form of indemnity agreement (the “Indemnity Agreement”) to be entered into between the Company and its directors and officers. The new form Indemnity Agreement supersedes the Company’s previous form of indemnity agreement.

The Indemnity Agreement provides, among other things, that the Company will indemnify the director or officer (the “Indemnitee”) to the fullest extent permitted by law against all expenses and, in the case of proceedings other than those brought by or in the right of the Company, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on the Indemnitee’s behalf in connection with proceedings in which the Indemnitee is involved by reason of any action taken or failure to act while serving as a director or officer of the Company, or of another enterprise at the request of the Company, provided that the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company will also indemnify the Indemnitee to the fullest extent permitted by law against all expenses actually and reasonably incurred by or on the Indemnitee’s behalf in connection with any such proceeding or defense, in whole or in part, to which the Indemnitee is a party or participant and in which the Indemnitee is successful.

In addition, and subject to certain limitations, the Indemnity Agreement provides for the advancement of expenses incurred by or on behalf of the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The Indemnity Agreement does not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under applicable law, the Company’s Certificate of Incorporation or Bylaws, a vote of stockholders or a resolution of directors or otherwise.

The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Intuitive Surgical, Inc. Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 31, 2015	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Intuitive Surgical, Inc. Form of Indemnity Agreement